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                                                                   Exhibit 10.30

                             CANCELLATION AGREEMENT

                        CONDITIONAL RIGHT TO OPTION GRANT

In light of the termination of Michael Golden, I hereby agree to cancel on the date hereof the conditional right pursuant to my Employment Agreement dated January 5, 2001 to have granted to me on July 5, 2001 an option to acquire 500,000 common shares of vFinance.com, Inc. Such right was subject to certain conditions which have not been met as of the date hereof.

Dated: April 2, 2001

                                       /s/ Timothy Mahoney
                                       -----------------------------------------
                                       Timothy Mahoney